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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 17, 1996, relating to the balance sheet of Monterey Resources, Inc. ("Monterey"), and of our report dated September 17, 1996, relating to the financial statements of the Western Division of Santa Fe Energy Resources, Inc. (the "Western Division"), which are included in the Monterey Registration Statement on Form S-1, as filed with the Commission on November 14, 1996. We also consent to the references to us under the headings "Experts", "Summary Historical and Pro Forma Financial Information" and "Selected Historical and Pro Forma Financial Information" in the Prospectus constituting part of such Registration Statement. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Historical and Pro Forma Financial Information" or "Selected Historical and Pro Forma Financial Information."




PRICE WATERHOUSE LLP

Houston, Texas
November 22, 1996